Consent of Independent Auditors




We consent to the reference to our firm under the captions "Independent Auditors" and to the use of our reports dated February 11, 2002, with respect to the financial statements of Principal Life Insurance Company Variable Life Separate Account and February 1, 2002 with respect to the financial statements and schedules of Principal Life Insurance Company, in the Registration Statement (Pre-Effective Amendment No. 2 to Form S-6 No. 333-89446) and related Prospectus of Principal Life Insurance Company Variable Life Separate Account - Principal Benefit Variable Universal Life.

                                                   /s/Ernst & Young LLP

Des Moines, Iowa
September 6, 2002